Exhibit 99.1
For Immediate Release
Contact:
Debi Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Provides Update on Maturing Mortgage Debt
— Obtains extensions until 2010 and 2012 on two mortgage pools —
— Continues negotiations on third mortgage pool —
—Provides update on Holiday Inn Phoenix West property —
     ATLANTA, Ga., July 2, 2009 — Lodgian, Inc. (NYSE Alternext US:LGN), one of the nation’s largest independent hotel owners and operators, today announced that the company has obtained extensions on $71.6 million of its mortgage indebtedness previously scheduled to mature on July 1, 2009, and remains in negotiations on extension of $45.7 million of mortgage debt which matured on July 1, 2009. The mortgage indebtedness, which was originated in June 2004 by Merrill Lynch and securitized in the collateralized mortgage-backed securities market, has been divided into three pools of indebtedness referred to by the company as the Merrill Lynch Fixed Rate Pools #1, #3 and #4. (The company repaid the Merrill Lynch Fixed Rate Pool #2 in 2007.) In summary, the company has reached agreements with the special servicers of this mortgage indebtedness to provide the following:
•	An extension of the maturity date of the Merrill Lynch Fixed Rate Pool #1 to July 1, 2010; and

•	An extension of the maturity date of the Merrill Lynch Fixed Rate Pool #4 to July 1, 2012.
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A schedule of the principal balance for each of these loan pools, as of July 1, 2009, as well as a listing of the hotels that serve as collateral under these loan pools, is attached as an exhibit to this press release.
     “We are extremely pleased with the extension agreements reached with regard to two of the three maturing loans, which extends the maturity date of $36.5 million and $35.1 million of mortgage debt for one and three years, respectively,” said Dan Ellis, Lodgian president and chief executive officer. “These extensions give Lodgian additional time and flexibility as the company continues its efforts to refinance this debt. We remain in negotiations with the special servicer of the Merrill Lynch Fixed Rate Pool #3 in an effort to arrive at a longer term solution for this loan portfolio.”
Extension of Merrill Lynch Fixed Rate Pool #1 to July 1, 2010
     As of July 1, 2009, the principal amount of the Merrill Lynch Fixed Rate Pool #1 (“Pool #1”) was $36.5 million. The company and the special servicer for Pool #1 have agreed to two separate six-month extensions of the maturity date for this indebtedness. Assuming that the second six-month extension is exercised by the company, the maturity date of Pool #1 will be July 1, 2010. The interest rate on Pool #1 will remain fixed at 6.58% during the term of the extension. The company has paid the special servicer an extension fee of approximately $183,000 and will pay an additional extension fee of approximately $266,000 if the company chooses to exercise the second six month extension. Additionally, the company made a principal reduction payment of $2 million (reducing the principal balance of Pool #1 to $36.5 million as of July 1, 2009), and will make an additional $1 million principal reduction payment on or before December 30, 2009 if it exercises the second six month extension. The company also has agreed
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to make additional principal reduction payments of approximately $83,000 per month during the first six month extension and approximately $166,000 per month during the second six month extension, if exercised.
Extension of Merrill Lynch Fixed Rate Pool #4 to July 1, 2012
     As of July 1, 2009, the principal amount of the Merrill Lynch Fixed Rate Pool #4 (“Pool #4”) was $35.1 million. The company and the special servicer for Pool #4 have agreed to extend the maturity date to July 1, 2012. The interest rate on Pool #4 will remain fixed at 6.58%. In connection with this agreement, the company paid an extension fee of approximately $175,000 and made a principal reduction payment of $500,000. The parties also have agreed to revise the allocated loan amounts for each property serving as collateral for Pool #4 and to allow partial prepayments of the indebtedness. Pursuant to this agreement, the company may release individual assets from Pool #4 by paying the lender specified amounts (in excess of the allocated loan amounts) in connection with a property sale or refinancing. The company also agreed to pay the lender an “exit fee” upon a full or partial repayment of the loan. The amount of this fee will increase each year but, assuming the loan is held for the full three year term, will effectively increase the current interest rate by 100 basis points per annum. The company also has issued a full recourse guaranty of Pool #4 in connection with this amendment.
Merrill Lynch Fixed Rate Pool #3
     As of July 1, 2009, the principal amount of the Merrill Lynch Fixed Rate Pool #3 (“Pool #3”) was $45.7 million. The company and the special servicer are currently in negotiations concerning a long-term maturity extension for Pool #3; however, no agreement has been reached
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and the company can provide no assurances that the parties will reach such an agreement. The failure to pay the principal balance due upon maturity is an event of default, which gives the lender the right to institute foreclosure proceedings. In the event that the company is unable to achieve a long-term extension of Pool #3, the company expects that anticipated cash flow from the hotels securing Pool #3 may not be sufficient to meet the related debt service obligations and it may be necessary to transfer the properties securing this indebtedness to the lender in satisfaction of the company’s obligations.
Holiday Inn Phoenix West
     On May 6, 2009, the company announced that its efforts to sell the Holiday Inn in Phoenix, Arizona have been unsuccessful and that the hotel’s operating performance was continuing to decline. The company has concluded that this hotel’s market value is less than the $9.4 million of mortgage indebtedness (unrelated to the Merrill Lynch Fixed Rate Pool indebtedness described above) which encumbers the property. Accordingly, the company ceased making mortgage payments on this indebtedness in May 2009 and began discussions with the lender to return the Holiday Inn property to the lender on a consensual basis. These discussions are ongoing. On June 17, 2009, the company received notice from its lender that the mortgage indebtedness on the Holiday Inn Phoenix West had been accelerated, as anticipated. This mortgage indebtedness is non-recourse to the company (except in certain limited circumstances which the company believes do not apply in this case) and is not cross-collateralized with any of the company’s other indebtedness. Since the company no longer intends to sell this hotel, this property no longer meets the criteria for classification as “held for sale.” As a result, the
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company will reclassify the property to “held for use” in its second quarter 2009 financial statements.
About Lodgian
     Lodgian is one of the nation’s largest independent hotel owners and operators. The company currently owns and manages a portfolio of 38 hotels with 7,079 rooms located in 22 states. Of the company’s 38-hotel portfolio, 18 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), two are Hilton brands, and five are affiliated with other nationally recognized franchisors including Starwood, Wyndham and Carlson. One hotel is an independent, unbranded property, which is currently closed and held for sale. For more information about Lodgian, visit the company’s website: www.lodgian.com.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Lodgian’s negotiations with special servicers and lenders, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of
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franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2008. We assume no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
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Exhibit
Merrill Lynch Fixed Rate Pool #1
Principal balance, as of July 1, 2009 — $36.5 million
Properties securing mortgage indebtedness:
•	Courtyard by Marriott Buckhead — Atlanta, GA

•	Marriott Denver Airport — Denver, CO

•	Holiday Inn — Strongsville, OH

•	Four Points by Sheraton — Philadelphia, PA
Merrill Lynch Fixed Rate Pool #3
Principal balance, as of July 1, 2009 — $45.7 million
Properties securing mortgage indebtedness:
•	Courtyard by Marriott — Bentonville, AR

•	Courtyard by Marriott — Florence, KY

•	Holiday Inn Inner Harbor — Baltimore, MD

•	Fairfield Inn by Marriott — Merrimack, NH

•	Courtyard by Marriott — Abilene, TX

•	Crowne Plaza — Houston, TX
Merrill Lynch Fixed Rate Pool #4
Principal Balance, as of July 1, 2009 — $35.1 million
Properties securing mortgage indebtedness:
•	Residence Inn by Marriott — Little Rock, AR

•	Crowne Plaza — West Palm Beach, FL

•	Courtyard by Marriott — Paducah, KY

•	Hilton — Columbia, MD

•	Holiday Inn — Myrtle Beach, SC

•	Wyndham DFW Airport — Irving, TX